Exhibit 10.5 Burr-Brown Corporation Future Investment Plan


         BURR-BROWN CORPORATION FUTURE INVESTMENT PLAN

                             TRUST



                 Dated as of December 1, 1998


     TRUST AGREEMENT, dated as of the first day of December, 1998, between BURR-BROWN CORPORATION an Arizona corporation, having an office at 6730 S. Tucson Boulevard, Tucson, Arizona 85706 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                          WITNESSETH:

     WHEREAS, the Sponsor is the sponsor of the Burr-Brown
Corporation Future Investment Plan (the "Plan"); and

     WHEREAS, the Sponsor wishes to establish a trust to hold and invest Plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

     WHEREAS, the Burr-Brown Corporation (the "Named
Fiduciary") is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA")); and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary; and

     WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

     WHEREAS, the Burr-Brown Corporation (the "Administrator") is the administrator of the Plan (within the meaning of section
3(16)(A) of ERISA); and

     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1. TRUST. The Sponsor hereby establishes the Burr-Brown Corporation Future Investment Plan Trust (the "Trust"), with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration.

Section 3.  DISBURSEMENTS.

     (a) ADMINISTRATOR-DIRECTED DISBURSEMENTS. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

     (b) PARTICIPANT WITHDRAWAL REQUESTS. The Sponsor hereby directs that, pursuant to the Plan, a participant withdrawal request (in-service or full withdrawal) may be made by the participant by telephone, or in such other manner as may be agreed to from time to time by the Sponsor and Trustee, and the Trustee shall process such request only after the identity of the participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual.

     (c) LIMITATIONS. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall make cash disbursements in accordance with the applicable source and fund withdrawal hierarchy as documented in the Plan Administrative Manual, unless the Administrator has provided a written direction to the contrary.

Section 4.  INVESTMENT OF TRUST.

     (a) SELECTION OF INVESTMENT OPTIONS. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

     (b) AVAILABLE INVESTMENT OPTIONS. The Named Fiduciary shall direct the Trustee as to the investment options in which the Trust shall be invested during the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of participant records ("Recordkeeping Reconciliation Period"), and the investment options which Plan participants may invest following the Recordkeeping Reconciliation Period, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only: (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") and certain securities issued by investment companies not advised by Fidelity Management & Research Company ("Non-Fidelity Mutual Funds") (collectively, "Mutual Funds"), (ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"), (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, (iv) collective investment funds maintained by the Trustee for qualified plans.

     The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets
(including the proceeds from any Existing Investment Contracts) that are invested in Investment Contracts chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans.

     The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

     (c) PARTICIPANT DIRECTION. As authorized under the Plan, each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Exchange Guidelines attached hereto as Schedule "G". In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the investment option set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

     (d) MUTUAL FUNDS. The Named Fiduciary hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund. All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Operational Guidelines attached hereto as Schedule "G". Trust investments in Mutual Funds shall be subject to the following limitations:

          (i) EXECUTION OF PURCHASES AND SALES. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation and wire transfer of funds (if applicable) necessary to accurately
effect such transactions.   Exchanges of Mutual Funds shall be
made in accordance with the Exchange Guidelines attached hereto as Schedule "G".

          (ii) VOTING. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant.

     During the Recordkeeping Reconciliation Period, the Named Fiduciary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual
Funds in the Trust.   Following the Recordkeeping
Reconciliation Period the Named Fiduciary shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote the Mutual Fund shares held in a short-term liquidity reserve for a unitized investment option.

     With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Named Fiduciary.

     (e) SPONSOR STOCK. Trust investments in Sponsor Stock shall be subject to the following limitations:

          (i)  ACQUISITION LIMIT.  Pursuant to the Plan, the
Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement.

          (ii) FIDUCIARY DUTY OF NAMED FIDUCIARY. The Named Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

          (iii)  EXECUTION OF PURCHASES AND SALES.

               (A) Purchases and sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfer of funds (if applicable), necessary to accurately effect such
transactions.   Exchanges of Sponsor Stock shall be made in
accordance with the Exchange Guidelines attached hereto as Schedule "G". Such general rules shall not apply in the following circumstances:

                    (1)  If the Trustee is unable to purchase
or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                    (2)  If the Trustee is prohibited by the
Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

             (B) PURCHASES AND SALES FROM OR TO SPONSOR. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by dividing the total amount of Sponsor Stock to be purchased or sold by the 4:00 p.m. NYSE closing price of the Sponsor Stock on the trading date.

            (C)  USE OF AN AFFILIATED BROKER.  The Named
Fiduciary hereby directs the Trustee to use Fidelity Capital Markets and its affiliates ("Capital Markets") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. Capital Markets shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                 (1)  As consideration for such brokerage
services, the Named Fiduciary agrees that Capital Markets shall be entitled to remuneration under this direction provision in the amount of five cents ($.05) commission on each share of Sponsor Stock up to 10,000 shares in a singular transaction, four cents ($.04) commission on each share of Sponsor Stock from 10,001 to 20,000 shares in a singular transaction, and three and one-half cents ($.035) commission on each share of Sponsor Stock in excess of 20,000 shares in a singular transaction. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                 (2)  The Trustee will provide the Sponsor
with a description of Capital Markets' brokerage placement practices and a form by which the Sponsor may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

                 (3)  Any successor organization of Capital
Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.

                 (4)  The Trustee and Capital Markets shall
continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

          (iv) SECURITIES LAW REPORTS. The Administrator shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Administrator such information on the Trust's ownership of Sponsor Stock as the Administrator may reasonably request in order to comply with Federal or state securities laws.

          (v) VOTING AND TENDER OFFERS. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

               (A)  VOTING.

                   (1)  When the issuer of Sponsor Stock
prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form
and shall provide a copy of   all proxy solicitation materials
to be sent to each Plan participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the participant's accounts.

                  (2)  Each participant shall have the right
to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock credited to a participant's account for which it has received no directions from the participant.

                   (3)  Except as otherwise required by law,
the Trustee shall vote that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion on each issue as it votes those shares credited to participants' accounts for which it received voting directions from participants.

              (B)  TENDER OFFERS.

                   (1)  Upon commencement of a tender offer
for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock.
Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock credited to the participants account (both vested and unvested).

                   (2)  Each participant shall have the right
to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock credited to a participant's accounts for which it has received no directions from the participant.

                   (3) Except as otherwise required by law, the Trustee shall tender that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to participants' accounts for which it received instructions from Participants.

                   (4)  A participant who has directed the
Trustee to tender some or all of the shares of Sponsor Stock credited to the participant's accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                   (5)  A direction by a participant to the
Trustee to tender shares of Sponsor Stock credited to the participant's accounts shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

              (vi) GENERAL. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's accounts, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

              (vii) CONVERSION.  All provisions in this
Section 4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.


     (f) PARTICIPANT LOANS. (i) GENERAL PURPOSE LOANS The Administrator shall act as the Trustee's agent for participant general purpose loan notes and as such shall (i) separately account for repayments of such general purpose loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments to the Trustee. To originate a participant general purpose loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the Participant loan agreement and truth-in-lending disclosure with the proceeds check to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a participant under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

          (ii) LOANS FOR PURCHASE OF A PRIMARY RESIDENCE. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes for the purchase of a primary residence and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) separately account for repayments of such loans and clearly identify such assets as Plan assets, (iii) collect and remit all principal and interest payments to the Trustee, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan for the purchase of a primary residence, the Plan participant shall direct the Trustee as to the type of loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account, the amount available for the loan.
Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the participant if so directed by the Administrator. In all cases, approval or disapproval by the Administrator shall be made within thirty (30) days of the participant's initial request (the origination date).

     (g)  INVESTMENT CONTRACTS.  Trust investments in
Investment Contracts shall be subject to the following limitations:

          (i) COLLECTIVE INVESTMENT FUNDS. To the extent that the Named Fiduciary selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.

          (ii) PARTICIPATION IN COLLECTIVE INVESTMENT FUNDS. The Named Fiduciary hereby (i) agrees to the Plan's participation in the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), a group trust maintained by the Trustee for qualified plans and adopts said terms as a part of this Agreement and (ii) acknowledges that it has received from the Trustee a copy of the terms of the Group Trust and the terms of the Declaration of Separate Fund for each separate fund of the Group Trust selected by the Named Fiduciary.

     (h)  RELIANCE OF TRUSTEE ON DIRECTIONS.

          (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

          (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this
Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

     (i) TRUSTEE POWERS. The Trustee shall have the following powers and authority:

          (i)  Subject to paragraphs (b) and  (c) of this
Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

          (ii) Subject to paragraphs (b) and (c) of this
Section 4, to invest in Investment Contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 (the "Code"), as amended.

          (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

          (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

          (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

          (vi) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

          (vii) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

          (viii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

          (ix) To invest all of any part of the assets of the Trust in any collective investment trust or group trust which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service; the provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

          (x) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 5.  RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE
PERFORMED.

     (a) GENERAL. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

     (b) ACCOUNTS. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty
(30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

     (c) INSPECTION AND AUDIT. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

     (d) EFFECT OF PLAN AMENDMENT. A confirmation of the current qualified status of the Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

     (e) RETURNS, REPORTS AND INFORMATION. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.

Section 6. COMPENSATION AND EXPENSES. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount or the Sponsor may direct the Trustee to deduct such amount from participants' accounts. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.

Section 7.  DIRECTIONS AND INDEMNIFICATION.

     (a) IDENTITY OF ADMINISTRATOR AND NAMED FIDUCIARY. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

     (b) DIRECTIONS FROM ADMINISTRATOR. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", and
(ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. For purposes of this Section, such direction may also be made via electronic data transfer ("EDT") in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator.

     (c) DIRECTIONS FROM NAMED FIDUCIARY. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of
Section 404(a) of ERISA or would be contrary to the terms of this Agreement. Such direction may also be made via EDT in accordance with procedures agreed to by the Named Fiduciary and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named Fiduciary.

     (d) CO-FIDUCIARY LIABILITY. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

     (e) INDEMNIFICATION. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee's negligence or bad faith.

     (f) SURVIVAL. The provisions of this Section 7 shall survive the termination of this Agreement.

Section 8.  RESIGNATION OR REMOVAL OF TRUSTEE.

     (a) RESIGNATION. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

     (b) REMOVAL. The Sponsor may remove the Trustee at any time upon sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

Section 9.  SUCCESSOR TRUSTEE.

     (a) APPOINTMENT. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

     (b) ACCEPTANCE. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

     (c) CORPORATE ACTION. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 10.  TERMINATION.

This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 11.  RESIGNATION, REMOVAL, AND TERMINATION NOTICES.

All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Chief Fiduciary Officer, 6730 S. Tucson Boulevard, Tucson, Arizona 85706, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12.  DURATION.

This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 13.  AMENDMENT OR MODIFICATION.

This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.

Section 14.  GENERAL.

     (a)  PERFORMANCE BY TRUSTEE, ITS AGENTS OR AFFILIATES.
The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

     (b) ENTIRE AGREEMENT. This Agreement together with the schedules attached hereto, which are hereby incorporated herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

     (c) WAIVER. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     (d)  SUCCESSORS AND ASSIGNS.  The stipulations in this
Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

     (e) PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (f) SECTION HEADINGS. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 15.  GOVERNING LAW.

     (a) MASSACHUSETTS LAW CONTROLS. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

     (b) TRUST AGREEMENT CONTROLS. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   BURR-BROWN CORPORATION

  Attest: \s\ Jill Rice         By:  \s\ S. P. Madavi
          -------------              ----------------
          Secretary             Name:  Syrus P. Madavi
                                     -----------------
                                Title: President, CEO
                                       & Chairman of
                                          the Board
                                       ---------------
                                Date:  November 20, 1998
                                       -----------------

                                FIDELITY MANAGEMENT TRUST
                                COMPANY

 Attest: \s\ Douglas O. Kent    By: \s\ Carolyn Redden
         -------------------        ------------------
         Assistant Clerk        Name: Carolyn Redden
                                      ----------------
                                Title: Vice President
                                       ---------------
                                Date: December 3, 1998
                                      ----------------

                         SCHEDULE "A"

                    ADMINISTRATIVE SERVICES

ADMINISTRATION

* Establishment and maintenance of participant account and election percentages.

* Maintenance of the following Plan investment options:

  CORE INVESTMENT OPTIONS:

  -  Managed Income Portfolio
  -  Fidelity Blue Chip Growth Fund
  -  Fidelity Dividend Growth Fund
  -  Puritan Fund
  -  Fidelity Equity-Income Fund
  -  Spartan U.S. Equity Index Fund
  -  Fidelity Freedom Income Fund
  -  Fidelity Freedom 2000 Fund
  -  Fidelity Freedom 2010 Fund
  -  Fidelity Freedom 2020 Fund
  -  Fidelity Freedom 2030 Fund
  -  Fidelity Intermediate Bond Fund
  -  Burr-Brown Corporation Stock

  WINDOW INVESTMENT OPTIONS:

  -  Founders Growth Fund
  -  PIMCO Mid-Cap Growth Fund - Administrative Class
  -  Fidelity Fund
  -  Baron Asset Fund
  -  INVESCO Total Return Fund
  -  MAS Mid Cap Value Portfolio -  Institutional Class
  -  UAM/FMA Small Company Portfolio
  -  Janus Worldwide
  -  Fidelity Diversified International
  -  PIMCO Total Return - Administrative Class
  -  PIMCO High Yield - Administrative Class
  -  Fidelity Short-Intermediate Government Fund

* Maintenance of the following money classifications:

-    Pre-Tax 401(k)
-    Employer Match
-    Profit Sharing
-    1986 Profit Sharing
-    Rollover
-    Stock Bonus Rollover
-    Stock Bonus Undiversified

     The Trustee will provide the recordkeeping and administrative services set forth on this Schedule "A" and as detailed in the Plan Administrative Manual and no others.

A)   PROVIDE PARTICIPANT TELEPHONE SERVICES

     1. Fidelity registered representatives are available from 8:30 a.m. - 8:00 p.m. ET each business day to provide toll free telephone service for participant inquiries and transactions. Additionally, participants have 24 hour account balance and transaction inquiry access utilizing our automated voice response system and the internet.

     2. For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a Personal Identification
     Number (PIN) and/or any other indicative data resident on the system.

     3. Through our telephone services, Fidelity provides the following services:

          - Provide Plan investment option information.
          - Maintain Plan specific provisions.
          - Process exchanges (transfers) between investment options on a daily basis.
          - Maintain and process changes to participants' contribution allocations for all money sources.
          - Allow participants to change their deferral and after-tax percentages and provide updates via EDT for customer to apply to its payrolls accordingly.
          - Consult with participants in various loan scenarios and generate all documentation.
          - Process all participant loan and withdrawal requests via Fidelity's toll-free telephone service according to Plan provisions on a daily basis.
          - Process in-service withdrawals via telephone due to certain circumstances previously approved by the Sponsor.
          - Process hardship withdrawals via telephone as directed and approved by the Sponsor.
          - Enroll new participants via telephone; provide confirmation of enrollment within five (5) days of the request.

B)   PLAN ACCOUNTING

     1. Process payroll contributions according to payroll frequency via electronic data transfer (EDT), consolidated magnetic tape or diskette. The data format will be provided by Fidelity.

     2. Provide Plan and participant level accounting for the money classifications for the Plan.

     3. Audit and reconcile the Plan and participant accounts daily.

     4. Provide daily Plan and participant level accounting for the Plan investment options.

     5. Reconcile and process participant withdrawal requests as approved and directed by the Sponsor. All requests are paid based on the current market values of participants' accounts, not advanced or estimated values. A distribution report will accompany each check.

     6. Track individual participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to the Sponsor to assist in the administration of participant loans.

     7. Fidelity's Guaranteed Investments Daily Equity System
     (GUIDE) is an automatic Investment Contract daily portfolio accounting system. GUIDE provides the Sponsor with daily valuation of its Plan assets whether individually managed or in our Managed Income Portfolio I.

     8. Maintain and process changes to participants' prospective and existing investment mix elections via
     Fidelity's toll-free telephone service.

C)   PARTICIPANT REPORTING

     1. Mail confirmation to participants of all transactions initiated via Fidelity Telephone Services within three (3) calendar days of the transaction.

     2. Prepare and mail via first class to each Plan participant a quarterly detailed participant statement reflecting all activity for the period. Statements will be mailed no later than twenty (20) calendar days after each quarter end.

     3. Mail required 402(f) notification for distribution from the Plan. This notice advises participants of the tax consequences of their Plan distributions.

D)   PLAN REPORTING

     1. Prepare, reconcile and deliver a monthly Trial
     Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) days after the end of each month in the absence of unusual circumstances.

     2. Prepare, reconcile and deliver a Quarterly Administrative Report presenting both on a participant and a total Plan basis all money classes, investment positions and a summary of all activity of the participant and Plan as of the last business day of the quarter. The report will be delivered not later than twenty (20) days after the end of each quarter in the absence of unusual circumstances.

E)   GOVERNMENT REPORTING

     1. Process year-end tax reports for participants -
     1099R, as well as financial reporting to assist in the preparation of Form 5500.

F)   COMMUNICATION SERVICES

     1. Employee communications describing available investment options, including multimedia informational materials and group presentations.

G)   OTHER

     1. Performance of non-discrimination limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.

     2. Monitor and process required minimum distribution amounts (MRD) as follows: the Trustee will notify the MRD participant and, upon notification from the MRD participant, will use the MRD participant's information to process their distributions. If the MRD participant does not respond to the Trustee's notification, the Sponsor directs the Trustee to automatically begin the required distributions for the participant.


BURR-BROWN CORPORATION        FIDELITY MANAGEMENT TRUST COMPANY

By: \s\ S. P. Madavi    By: \s\ Carolyn Redden December 31,1998
    ----------------         ---------------------------------
                                Vice President            Date

                         SCHEDULE "B"

                         FEE SCHEDULE

Enrollments by Phone:              $5.00 per year per non-
                                   active employee residing on
                                   Fidelity's participant
                                   recordkeeping system.

Loan Fee:                          Establishment fee of $50.00
                                   per loan account.

Minimum Required Distribution:     $25.00 per participant per
                                   MRD withdrawal.

In-Service Withdrawals by Phone:   $20.00 per withdrawal.

Plan Sponsor Webstation (PSW):     Two (2) user IDs provided
                                   free of charge, each
                                   additional user ID, $500 per
                                   year.

Return of Excess Contribution Fee: $25.00 per participant, one-
                                   time charge per calculation
                                   and check generation.

Non-Fidelity Mutual Funds:         .35% annual administration
                                   fee on the following Non-
                                   Fidelity Mutual Fund assets
                                   which are equity/balanced
                                   funds:  Founders Growth
                                   Fund; PIMCO Mid-Cap Growth
                                   Fund; Baron Asset Fund; and
                                   UAM/FMA Small Company
                                   Portfolio (to be paid by the
                                   Non-Fidelity Mutual Fund
                                   vendor.).
                                   .25% annual administration
                                   fee on the following Non-
                                   Fidelity Mutual Fund assets:
                                   Invesco Total Return Fund;
                                   Janus Worldwide Fund; PIMCO
                                   Total Return Fund -
                                   Administrative Shares; PIMCO
                                   High Yield Fund -
                                   Administrative Shares (to be
                                   paid by the Non-Fidelity
                                   Mutual Fund vendor.).


Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.


TRUSTEE FEE

To the extent that assets are invested in Sponsor Stock, .10 % of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, but no less than $10,000 nor more than $35,000 per year.

NOTE: These fees have been negotiated and accepted based on the following Plan characteristics: 1 plan in the relationship, current plan assets of $ 57.5 million, current participation of 800 participants, current GIC assets of $ 7.6 million, current stock assets of $17.8 million, total Fidelity actively managed Mutual Fund assets of $ 30.5 million, total Fidelity non-actively managed Mutual Fund assets of $0.0 million, total FundsNet/Outside Fund assets of $0.0 million and projected net cash flows of $.7 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels.

BURR-BROWN CORPORATION      FIDELITY MANAGEMENT TRUST COMPANY


By: \s\ S. P. Madavi     By:\s\ Carolyn Redden December 31,1998
    ----------------         ----------------------------------
                                 Vice President       Date



                         SCHEDULE "C"

                      INVESTMENT OPTIONS

     In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

  CORE INVESTMENT OPTIONS:

  -  Managed Income Portfolio
  -  Fidelity Blue Chip Growth Fund
  -  Fidelity Dividend Growth Fund
  -  Puritan Fund
  -  Fidelity Equity-Income Fund
  -  Spartan U.S. Equity Index Fund
  -  Fidelity Freedom Income Fund
  -  Fidelity Freedom 2000 Fund
  -  Fidelity Freedom 2010 Fund
  -  Fidelity Freedom 2020 Fund
  -  Fidelity Freedom 2030 Fund
  -  Fidelity Intermediate Bond Fund
  -  Burr-Brown Corporation Stock

  WINDOW INVESTMENT OPTIONS:

  -  Founders Growth Fund
  -  PIMCO Mid-Cap Growth Fund - Administrative Class
  -  Fidelity Fund
  -  Baron Asset Fund
  -  INVESCO Total Return Fund
  -  MAS Mid Cap Value Portfolio -  Institutional Class
  -  UAM/FMA Small Company Portfolio
  -  Janus Worldwide
  -  Fidelity Diversified International
  -  PIMCO Total Return - Administrative Class
  -  PIMCO High Yield - Administrative Class
  -  Fidelity Short-Intermediate Government Fund

  The investment option referred to in Section 4(c) and
Section 4(e)(v)(B)(5)shall be the Managed Income Portfolio.

BURR-BROWN CORPORATION



By:  \s\ S. P. Madavi
     ----------------


                         SCHEDULE "D"


                                              November 20, 1998

Ms. Kimberly McCausland
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street- MM3H
Boston, Massachusetts  02109

      BURR-BROWN CORPORATION FUTURE INVESTMENT TRUST PLAN



Dear Ms. McCausland:

     This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of November 20, 1998, between Burr-Brown Corporation and Fidelity Management Trust Company. We hereby designate Brenda H. Ousley, Sharon A. Flint, and Barbara Ritchie as the individuals who may provide directions, on behalf of the Administrator, upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

     You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.

Very truly yours,

BURR-BROWN CORPOATON

By: \s\ S. P. Madavi
    -------------------------------
   Syrus P. Madavi, President, CEO
    and Chairman of the Board

  \s\ Brenda H. Ousley
   -------------------
   Brenda H. Ousley

  \s\ Sharon A. Flint
   ------------------
  Sharon A. Flint

  \s\ Barbara Ritchie
   ------------------
  Barbara Ritchie




                         SCHEDULE "E"

                                              November 20, 1998

Ms. Kimberly McCausland
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street - MM3H
Boston, Massachusetts  02109

      BURR-BROWN CORPORATION FUTURE INVESTMENT TRUST PLAN


Dear Ms. McCausland:

     This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of November 20, 1998, between Burr-Brown Corporation and Fidelity Management Trust Company. We hereby designate Syrus P. Madavi, J. Scott Blouin, and G. Roger Myers as the individuals who may provide directions, on behalf of the Named Fiduciary, upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

     You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.


Very truly yours,

BURR-BROWN CORPOATON

By: \s\ S. P. Madavi
    -------------------------------
   Syrus P. Madavi, President, CEO
    and Chairman of the Board

  \s\ S. P. Madavi
   ---------------
  Syrus P. Madavi

  \s\ J. Scott Blouin
   ------------------
  Scott Blouin



                         SCHEDULE "F"

                   IRS DETERMINATION LETTER




                         SCHEDULE "G"

                      EXCHANGE GUIDELINES


The following exchange guidelines are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours via a Fidelity Representative are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange ("NYSE") is open. Exchanges via the Internet and Fidelity's voice response system are intended to be available virtually 24 hours a day.

FIRSCO reserves the right to change these exchange guidelines at its discretion.

Note: The NYSE's normal closing time is 4:00 p.m. (ET); in the event the NYSE alters its closing time, all references below to 4:00 p.m. shall mean the NYSE closing time as altered.

                         MUTUAL FUNDS

     EXCHANGES BETWEEN MUTUAL FUNDS

     Participants may call on any business day to exchange between the Mutual Funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next business day basis.

                         SPONSOR STOCK

I.   EXCHANGES FROM MUTUAL FUNDS INTO SPONSOR STOCK

     Company Stock exchanges are processed on a daily cycle. Participants who wish to exchange out of a Mutual Fund into Company Stock may call on any business day. Calls received after 4:00 p.m. (ET) will be processed as if received on the following business day.

     Mutual Fund shares are sold and Company Stock is purchased on the following business day.

II.  EXCHANGES FROM SPONSOR STOCK INTO MUTUAL FUNDS

     Participants who wish to exchange out of Sponsor Stock into Mutual Funds may call on any business day. Calls received after 4:00 p.m. (ET) will be processed as if received on the following business day. The Company Stock is sold on the business day following the call and the subsequent purchase into mutual funds will take place three (3) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer of assets to Fidelity.


                   MANAGED INCOME PORTFOLIO

I.   EXCHANGES BETWEEN MUTUAL FUNDS AND MANAGED INCOME
     PORTFOLIO

     Participants who wish to exchange between a Mutual Fund and the Managed Income Portfolio may call on any business day. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next business day basis.

II.  EXCHANGES FROM MANAGED INCOME PORTFOLIO INTO SPONSOR STOCK

     Sponsor Stock exchanges are processed on a daily cycle. Participants who wish to exchange out of the Managed Income Portfolio into Sponsor Stock may call on any business day. Calls received after 4:00 p.m. (ET) will be processed as if received on the following business day.

     Managed Income Portfolio shares are sold and Company Stock is purchased on the following business day.

III. EXCHANGES FROM SPONSOR STOCK INTO MANAGED INCOME PORTFOLIO

     Participants who wish to exchange out of Sponsor Stock into Mutual Funds may call on any business day. Calls received after 4:00 p.m. (ET) will be processed as if received on the following business day. The Sponsor Stock is sold on the business day following the call and the subsequent purchase into the Managed Income Portfolio will take place three (3) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer of assets to Fidelity.

IV.  Exchange Restrictions

     Participants will not be permitted to make direct transfers from the Managed Income Portfolio into a competing fund. Participants who wish to exchange from the Managed Income Portfolio into a competing fund, must first exchange into a non-competing fund for a period of 90 days.


 BURR-BROWN CORPORATION



By:  \s\ S. P. Madavi
     ----------------


                         SCHEDULE "H"

     OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS

PRICING
By 7:00 p.m. Eastern Time ("ET") each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor: (1) the net asset value for each Fund at the Close of Trading, (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day (a "Business Day" is any day the New York Stock Exchange is open). If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.

TRADE ACTIVITY AND WIRE TRANSFERS
By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date plus One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

PROSPECTUS DELIVERY
FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.


PROXIES
The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

PARTICIPANT COMMUNICATIONS
The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

COMPENSATION
FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.